UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey		07059
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Signatures

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of The Chubb Corporation (the Corporation) was held on April 24, 2012. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors. The shareholders of the Corporation elected each of the director nominees proposed by the Corporation’s Board of Directors to serve until his or her successor is duly elected and qualified. The following is a breakdown of the voting results:

Director	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Zoë Baird Budinger	212,526,509	2,439,434	0	21,539,889
Sheila P. Burke	212,605,332	2,360,611	0	21,539,889
James I. Cash, Jr.	208,927,140	6,038,803	0	21,539,889
John D. Finnegan	203,520,146	11,445,797	0	21,539,889
Lawrence W. Kellner	214,412,573	553,370	0	21,539,889
Martin G. McGuinn	210,638,881	4,327,062	0	21,539,889
Lawrence M. Small	212,489,137	2,476,806	0	21,539,889
Jess Søderberg	214,630,004	335,939	0	21,539,889
Daniel E. Somers	214,516,194	449,749	0	21,539,889
James M. Zimmerman	210,748,648	4,217,295	0	21,539,889
Alfred W. Zollar	209,694,659	5,271,284	0	21,539,889

Appointment of Ernst & Young LLP as Independent Auditor. The shareholders of the Corporation ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditor. The following is a breakdown of the voting results:

Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
234,435,915	1,929,705	140,212	0

Advisory Vote on Executive Compensation. The shareholders of the Corporation approved, on an advisory basis, the Corporation’s compensation program for its Named Executive Officers. The following is a breakdown of the voting results:

Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
205,429,035	9,157,788	379,120	21,539,889

Shareholder Proposal relating to the Corporation’s Political Contributions and Related Expenditures. The shareholders of the Corporation rejected a proposal relating to the Corporation’s political contributions and related expenditures. The following is a breakdown of the voting results:

Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
6,744,787	193,294,112	14,927,044	21,539,889

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date: April 25, 2012	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President and Secretary